As filed with the Securities and Exchange Commission on July 29, 2003
                                                           File No. 333-________


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
 ______________________________________________________________________________

                               RTG VENTURES, INC.
               (Exact Name of Issuer as Specified in its Charter)

                      FLORIDA                           59-3666743
          (State or Other Jurisdiction of            (I.R.S. Employer
           Incorporation or Organization)         Identification Number)

                         185 MADISON AVENUE, 10TH FLOOR
                               NEW YORK, NY 10016
                                 (646) 335-8998
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

                      CONSULTING AGREEMENT WITH PHILIP COOK
                          (Full Title of the Agreement)

                             BARRINGTON J. FLUDGATE
                                    PRESIDENT
                         185 MADISON AVENUE, 10TH FLOOR
                               NEW YORK, NY 10016
                                 (646) 335-8998

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              JAMES G. SMITH, ESQ.
                            RAICE PAYKIN & KRIEG, LLP
                         185 MADISON AVENUE, 10TH FLOOR
                               NEW YORK, NY 10016
                                 (212) 725-0322

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


                         CALCULATION OF REGISTRATION FEE


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
                                                                      PROPOSED            PROPOSED
                                                                      MAXIMUM             MAXIMUM
    TITLE OF SECURITIES        AMOUNT TO         OFFERING PRICE      AGGREGATE            AMOUNT OF
     TO BE REGISTERED         BE REGISTERED        PER SHARE       OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
     Common Stock              3,450,000            $0.90(1)        $ 3,105,000             $252
     Total                     3,450,000

-----------------
     (1)Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the National Association of Securities Dealers Over-the-Counter Bulletin Board on July 24, 2003.

           PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1   PLAN INFORMATION

         The documents constituting Part I of this Registration Statement will be sent or given to parties to the Agreement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

ITEM 2   REGISTRANT INFORMATION

         Upon written or oral request, RTG Ventures, Inc. (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Barrington J. Fludgate at the address on the cover of this Registration Statement.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Registration Statement on Form SB-2 filed on March 27, 2002, as amended;

         (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 2003;

         (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 2002;

         (4) The description of Common Stock contained in the Company's Registration Statement on Form SB-2 filed on March 27, 2003, including all amendments or reports filed for the purpose of updating such description; and

         (5) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4   DESCRIPTION OF SECURITIES. Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL. Not Applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation provide that, to the fullest extent permitted by law, none of the Company's directors or officers shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, the Company shall have the power, by its by-laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of the Company against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of the Company's controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8   EXHIBITS.

EXHIBIT NUMBER                        DESCRIPTION
--------------------------------------------------------------------------------
3.1 Articles of Incorporation of the Company filed with the Florida Secretary of State (incorporated by reference to Exhibit 3.(I) to the Company's
                     Registration Statement on Form SB-2, filed with the Commission on March 27, 2002)

3.2 Articles of Amendment of Articles of Incorporation of the Company filed with the Florida Secretary of State filed herewith

3.3 By-Laws of the Company (incorporated by reference to Exhibit 3.(II) to the Company's Registration Statement on Form SB-2, filed with the Commission on March 27, 2002

5.1                  Opinion of Raice Paykin & Krieg, LLP

23.1                 Consent of Raice Paykin & Krieg, LLP (included in
                     Exhibit 5.1)

23.2                 Consent of James E. Scheifley & Associates, P.C.

99.1                 Consulting Agreement with Philip Cook

ITEM 9      UNDERTAKINGS.

1. The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 28, 2003.

                            RTG Ventures, Inc.

                            By:  /s/ BARRINGTON J. FLUDGATE
                                 --------------------------
                                 Barrington J. Fludgate,
                                 President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

        SIGNATURES                       TITLE                       DATE
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/s/ BARRINGTON J. FLUDGATE   President/Chief Financial           July 28, 2003
--------------------------   Officer/Secretary/ Sole Director
Barrington H. Fludgate

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER                         DESCRIPTION
--------------------------------------------------------------------------------

3.1 Articles of Incorporation of the Company filed with the Florida Secretary of State (incorporated by reference to Exhibit 3.(I) to the Company's
                     Registration Statement on Form SB-2, filed with the Commission on March 27, 2002)

3.2 Articles of Amendment of Articles of Incorporation of the Company filed with the Florida Secretary of State filed herewith

3.3 By-Laws of the Company (incorporated by reference to Exhibit 3.(II) to the Company's Registration Statement on Form SB-2, filed with the Commission on March 27, 2002

5.1                  Opinion of Raice Paykin & Krieg, LLP

23.1                 Consent of Raice Paykin & Krieg, LLP (included in
                     Exhibit 5.1)

23.2                 Consent of James E. Scheifley & Associates, P.C.

99.1                 Consulting Agreement with Philip Cook